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Exhibit 23

Consent of Independent Accountants

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-64561) of Cascade Corporation of our report dated March 29, 2002 relating to the financial statements and the financial statement schedule, which appear in this Form 10-K.

PricewaterhouseCoopers LLP

Portland, Oregon
April 15, 2002

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Consent of Independent Accountants